UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 5, 2011

iGATE Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

6528 Kaiser Drive, Fremont, CA	94555
(Address of Principal Executive Offices)	(Zip Code)

(510) 896-3015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 11, 2011, the Company filed a Current Report on Form 8-K (the “Original 8-K”) to, among other things, report the results of the voting at the Annual Meeting of Stockholders of the Company held on May 5, 2011 (the “Annual Meeting”) on a non-binding advisory vote on the frequency of future non-binding advisory votes on executive compensation. This Current Report on Form 8-K/A is being filed to update the disclosure under “Item 5.07, Submission of Matters to a Vote of Security Holders” of the Original 8-K to provide information regarding the Company’s evaluation and determination based on that vote. No other changes are being made to the Original 8-K.

As reported in the Original 8-K, a majority of the shares that voted at the Annual Meeting on a non-binding advisory vote on the frequency of future non-binding, advisory votes on executive compensation voted for the Company to hold such future non-binding, advisory votes every three years. In accordance with the voting results of our shareholders on May 5, 2011, the Company determined that a non-binding advisory vote to approve the compensation of the named executive officers of the Company will be conducted every three years, until the next shareholder non-binding advisory vote on the frequency of the non-binding advisory vote to approve the compensation of the named executive officers of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

By:	/s/ Mukund Srinath
Name:	Mukund Srinath
Title:	Corporate Secretary

December 19, 2012